CERTIFICATE

             AMENDMENT NUMBER ONE OF THE POTLATCH CORPORATION
            SUPPLEMENTAL BENEFIT PLAN (AS AMENDED AND RESTATED
                        EFFECTIVE JANUARY 1, 1989)


     Whereas this Corporation, by resolution adopted by its Board of Directors effective May 5, 1989, authorized the Vice President-Employee Relations of this Corporation to adopt non-substantive changes to benefit plans established and maintained by this Corporation if those changes do not have a material financial impact on such plans or the Corporation; and

     Whereas it is deemed necessary and desirable to amend the Potlatch Corporation Supplemental Benefit Plan (the "Plan") to make certain non-substantive changes.

     Now, Therefore, be it

     Resolved that effective as of January 1, 1998, Section 4(c) of the Potlatch Corporation Salaried Employees' Supplemental Benefit Plan shall be amended to delete the last sentence thereof and to replace it in its entirety by the following:

            If the vested amount credited to a Participant's Savings Plan Supplemental Benefit account, which is established after December 31, 1996, is less than $1,000 on the third anniversary of the establishment of such account, such benefit will be paid to the Participant in a single lump sum as soon as practicable after the third anniversary of the establishment of such account.


                                         POTLATCH CORPORATION

         September 15, 1998              By: Barbara M. Failing
               Date                         Vice President-Employee Relations


                                                           Exhibit (10)(d)(i)